UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2016

REPLIGEN CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-14656	04-2729386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 250-0111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities.

Pursuant to the Share Purchase Agreement described in Item 8.01 of this Current Report on Form 8-K, which description is incorporated herein by reference, on the April 1, 2016, in connection with the closing of the Transaction described in Item 8.01 below, Repligen Corporation (the “Company”) issued and contributed 538,700 shares of the Company’s common stock, par value of $0.01 per share (the “Stock Consideration”) to Repligen Sweden AB, a wholly-owned subsidiary of the Company (“Repligen Sweden”), through a transfer by the Company on behalf of Repligen Sweden to fulfill Repligen Sweden’s obligation to deliver the Stock Consideration under the Share Purchase Agreement. The issuance of the Stock Consideration will not be registered under the Securities Act of 1933 (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. The Stock Consideration was based on a share price $24.97, representing the 10-day weighted average closing price of Repligen stock at market close on March 29, 2016.

Item 7.01 Regulation FD Disclosure.

On April 4, 2016, the Company issued a press release announcing the Transaction described in Item 8.01. This press release is attached to this Current Report on Form 8-K and furnished as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall any of it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On April 1, 2016, Repligen Sweden acquired Atoll GmbH from UV-Cap GmbH & Co. KG (the “Seller”) pursuant to a Share Purchase Agreement (the “Share Purchase Agreement”), dated as of March 31, 2016 (such acquisition, the “Transaction”), by and among Repligen Sweden, the Seller, and the Company, in its capacity as guarantor of the obligations of Repligen Sweden under the Share Purchase Agreement.

At the closing of the Transaction, Repligen Sweden paid to the Seller in consideration for all of the equity interests in Atoll GmbH a purchase price of $9.1 million in cash (the “Cash Consideration”) and the Share Consideration, in each case subject to certain adjustments. The Share Purchase Agreement includes a future contingent payment by Repligen Sweden to the Seller consisting of €1.0 million in cash (the “Earnout Consideration”) if certain Atoll GmbH revenue increases by a specified amount from calendar year 2015 to calendar year 2016. A portion of the Cash Consideration and a portion of the Stock Consideration were contributed to a third-party escrow fund against which Repligen Sweden may make indemnification claims. The Share Purchase Agreement further provides that Repligen Sweden will be entitled to offset any indemnifiable losses against the Earnout Consideration.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release by Repligen Corporation, dated April 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Dated: April 4, 2016	By:	/s/ Tony J. Hunt
Tony J. Hunt
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release by Repligen Corporation, dated April 4, 2016.